Calculation of Filing Fee Tables
F-3
Vision Marine Technologies Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common shares, no par value	457(o)
		Equity	Preferred shares, no par value	457(o)
		Equity	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 180,088,087.00	0.0001381	$ 24,870.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common shares, no par value	415(a)(6)						F-3	333-267893	12/21/2022
Carry Forward Securities		Equity	Preferred shares, no par value	415(a)(6)						F-3	333-267893	12/21/2022
Carry Forward Securities		Equity	Warrants	415(a)(6)						F-3	333-267893	12/21/2022
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-267893	12/21/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 19,911,913.00			F-3	333-267893	12/21/2022	$ 2,749.00
			Total Offering Amounts:				$ 200,000,000.00		$ 24,870.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,870.16
Offering Note
[1]	Note 1.a: An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$200,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The common shares being registered include those that underlie any preferred shares, warrants or units registered hereby. The preferred shares being registered include those that underlie any warrants or units registered hereby. The warrants being registered include those that underlie any units registered hereby. Note 1.b: Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

[2]	See Note 1.b above. On October 14, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-269091) utilizing a shelf registration process, (which was declared effective on December 21, 2022 (the "2022 F-3")). Under this shelf registration process, we were initially entitled to, from time to time, sell up to $200,000,000 million in the aggregate of common shares, preferred shares, or units. Following sales made pursuant to prospectus supplements to the 2022 F-3, we have $19,911,913 worth of unsold securities left under the 2022 F-3, and we are carrying forward such securities in this registration statement. As such securities represent 39.8% of the 2022 F-3, we are offsetting 39.8% of the previous filing fee of US$5,510, or US$2,194.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A